UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2007

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2007, Handleman Company (the “Company”) and certain borrowing subsidiaries entered into a third amendment to the amended and restated credit agreement with LaSalle Bank Midwest National Association, as administrative agent, KeyBank National Association, as a co-syndication agent, Comerica Bank, as a co-syndication agent, US Bank, N.A., as a co-syndication agent and National City Bank of the Midwest, as documentation agent (“2007 Credit Agreement”) (Attached as Exhibit 10.1). The 2007 Credit Agreement amends the second amendment dated October 27, 2006 and the amended and restated credit agreement dated November 22, 2005 (“2005 Credit Agreement”).

Material Terms and Conditions

The 2007 Credit Agreement extends the waiver of the Company’s obligation to meet its debt service coverage ratio and leverage ratio until April 30, 2007.

The 2007 Credit Agreement limits the Company’s borrowings to the lesser of (i) the facility commitment amount of $225,000,000, or (ii) an amount equal to the borrowing base, consisting of 85% of eligible accounts receivable, 34% of eligible inventory and the lesser of $8,000,000 or 75% of the appraised fair market value of the Company’s owned real property, less $40,000,000. Pursuant to the 2007 Credit Agreement, the Company may elect to pay interest under a variety of formulae tied to either prime plus 1.25% or LIBOR plus 2.25%.

The 2007 Credit Agreement prohibits the Company from declaring or making any dividend payment or repurchasing any of its common stock.

As of the close of the Company’s third fiscal quarter, January 31, 2007, the Company had $88.9 million in borrowings outstanding under the 2007 Credit Agreement. The Company currently has commitment letters from new lenders for a $250 million secured credit facility and, although it can make no definitive assurance, it expects to enter into a new multi-year credit facility prior to April 30, 2007. The commitment letters’ terms for the new secured credit facility include higher borrowing costs than the company currently pays.

Section 8. Other Events

Item 8.01	Other Events

On March 1, 2007, the Company issued a press release in which it announced that its 2007 Credit Agreement restricts the Company from declaring and paying dividends while operating pursuant to this agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Section 9 Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Exhibit Name
10.1	Third amendment to the amended and restated credit agreement with LaSalle Bank Midwest National Association, as administrative agent, KeyBank National Association, as a co-syndication agent, Comerica Bank, as a co-syndication agent, US Bank N.A., as a co-syndication agent and National City Bank of the Midwest, as documentation agent (“2007 Credit Agreement”).

99.1	Press Release regarding dividend restrictions issued March 1, 2007.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements that are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2006 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: March 1, 2007	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

10.1	Third amendment to the amended and restated credit agreement with LaSalle Bank Midwest National Association, as administrative agent, KeyBank National Association, as a co-syndication agent, Comerica Bank as a co-syndication agent, U.S. Bank N.A., as a co-syndication agent and National City Bank of the Midwest, as documentation agent (“2007 Credit Agreement”).

99.1	Press Release regarding dividend restrictions issued March 1, 2007.